Exhibit 99.3

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES CASH TENDER OFFERS

Houston, Texas – June 29, 2016...Southwestern Energy Company (NYSE: SWN) (the “Company”) today announced that it has launched offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding senior notes listed in the table below (collectively, the “Notes”), upon the terms and conditions described in the Company’s Offer to Purchase dated June 29, 2016 (the “Offer to Purchase”).

		Aggregate			Dollars per U.S. $1,000 Principal Amount of Notes
Title of Notes	CUSIP Number	Principal Amount Outstanding (U.S. $)	Sub-Cap (U.S. $)	Acceptance Priority Level	Tender Offer Consideration(1) (U.S. $)	Early Tender Premium (U.S. $)	Total Consideration(1)(2) (U.S. $)
3.30% Senior Notes due 2018	845467AJ8	$350,000,000	N/A	1	996.25	$30	$1,026.25
7.50% Senior Notes due 2018	845467AE9	$600,000,000	N/A	2	1033.75	$30	$1,063.75
4.05% Senior Notes due 2020	845467AK5	$850,000,000	$50,000,000	3	945.00	$30	$975.00

(1)	Does not include accrued interest, which will also be payable to but not including the applicable settlement date.
(2)	Includes the Early Tender Premium.

Specifically, the Company is offering to purchase an aggregate principal amount of Notes that will not result in an aggregate amount that all holders of the Notes are entitled to receive in the Tender Offers, excluding accrued and unpaid interest, that exceeds $750,000,000 (such purchase price, the “Aggregate Maximum Purchase Price”).

Subject to the Aggregate Maximum Purchase Price, the amount of a series of Notes that is purchased in the Tender Offers on any settlement date will be based on the order of priority set forth in the above table (with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level), subject to the proration arrangements applicable to the Tender Offers. In addition, no more than $50.0 million of the Company’s 4.05% senior notes due 2020 (the “4.05% 2020 Notes”) will be purchased in the Tender Offers (subject to increase by the Company, the “Sub-Cap”).

The Tender Offers will expire at 12:00 midnight, New York City time, at the end of the day on July 27, 2016, unless extended or earlier terminated by the Company (the “expiration date”). No tenders submitted after the expiration date will be valid. Subject to the terms and conditions of the Tender Offers, the consideration for each $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be the applicable Tender Offer Consideration set forth in the above table. Holders of Notes that are validly tendered prior to 5:00 p.m., New York City time, on July 13, 2016 (subject to extension, the “early tender date”) and accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Total Consideration set forth in the above table, which includes the applicable Tender Offer Consideration plus the applicable Early Tender Premium. Holders of Notes tendering their Notes after the early tender date will not be eligible to receive the Early Tender Premium. All Notes validly tendered and accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable settlement date.

Tendered Notes may be withdrawn from the Tender Offers prior to 5:00 p.m., New York City time, on July 13, 2016, unless extended by the Company (the “withdrawal deadline”). Holders of Notes who tender their Notes after the withdrawal deadline, but prior to the expiration date, may not withdraw their tendered Notes. The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Purchase Price or the Sub-Cap at any time, subject to applicable law. If the Company increases the Aggregate Maximum Purchase Price or the Sub-Cap, it does not expect to extend the withdrawal deadline, subject to applicable law.

The Company reserves the right, but is under no obligation, at any point following the early tender date and before the expiration date, to accept for purchase any Notes validly tendered prior to the early tender date. The early settlement date will be determined at the Company’s option and is currently expected to occur on July 14, 2016, subject to all conditions to the Tender Offers having been either satisfied or waived by the Company as of the early settlement date. The Company will purchase any remaining Notes that have been validly tendered and accepted in the Tender Offers prior to the expiration date promptly following the expiration date. The final settlement date is expected to occur on July 28, 2016, the first business day following the expiration date.

Subject to the Aggregate Maximum Purchase Price, the Sub-Cap and proration, the Company will accept Notes for purchase in the Tender Offers in the following order:

(i)	with respect to Notes validly tendered prior to the early tender date, all Notes having a higher Acceptance Priority Level will be accepted before any Notes validly tendered prior to the early tender date having a lower Acceptance Priority Level are accepted in the Tender Offers; and

(ii)	with respect to Notes validly tendered after the early tender date, all Notes having a higher Acceptance Priority Level will be accepted before any Notes validly tendered after the early tender date having a lower Acceptance Priority Level are accepted in the Tender Offers.

If an aggregate principal amount of Notes is validly tendered by the early tender date such that the aggregate purchase price for such Notes equals or exceeds the Aggregate Maximum Purchase Price, holders who validly tender Notes after the early tender date will not have any of their Notes accepted for purchase. Notes validly tendered prior to the early tender date will be accepted for purchase in priority to Notes validly tendered after the early tender date, even if Notes validly tendered after the early tender date have a higher Acceptance Priority Level than Notes validly tendered prior to the early tender date. Acceptance for tenders of Notes of a series may be subject to proration if the aggregate principal amount of such series of Notes validly tendered would result in an aggregate purchase price that exceeds the Aggregate Maximum Purchase Price. Acceptance for tenders of the 4.05% 2020 Notes may be subject to proration if the aggregate principal amount of the 4.05% 2020 Notes validly tendered and not validly withdrawn is greater than the Sub-Cap.

The Tender Offers are not conditioned upon the tender of any minimum principal amount of Notes of any series. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the Company’s concurrently announced offering of shares of its common stock (the “equity offering”) resulting in net proceeds of at least $900,000,000 to the Company.

The Company intends to fund the Tender Offers, including accrued and unpaid interest and fees and expenses payable in connection with the Tender Offers, with proceeds from the equity offering and cash on hand.

The purpose of the Tender Offers is to retire debt. If the Tender Offers are not consummated, or if the amount of Notes accepted for purchase in the Tender Offers results in the payment of less than the Aggregate Maximum Purchase Price, the Company may use the remaining amount of proceeds from the equity offering originally dedicated to the Tender Offers to repay or retire other outstanding indebtedness.

Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Mitsubishi UFJ Securities (USA), Inc. (“MUFG”) are the Lead Dealer Managers in the Tender Offers. D.F. King & Co., Inc. (“D.F. King”) has been retained to serve as both the Tender Agent and Information Agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Credit Suisse at (toll free) (800) 820-1653 or (collect) (212) 538-2147 or MUFG at (toll free) (877) 744-4532 or (collect) (212) 405-7481. Requests for the Offer to Purchase should be directed to D.F. King at (toll free) (866) 406-2283 or (collect) (212) 269-5550 or SWN@dfking.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contact:

Michael Hancock

Director, Investor Relations

(832) 796-7367

michael_hancock@swn.com

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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